As Filed With The Securities And Exchange Commission on November 16, 1994

                                                      Registration No.


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933



                          BRINKER INTERNATIONAL, INC.
              (Exact name of issuer as specified in its charter)

              Delaware                          75-1914582
      (State of incorporation)     (I.R.S. employer identification no.)
            6820 LBJ Freeway
            Dallas, Texas                          75240
  (Address of principal executive office)       (Zip Code)



                             Amended and Restated
                  On The Border Cafes, Inc. Stock Option Plan
                           (Full title of the plan)

      Debra L. Smithart                               Bruce H. Hallett
      Executive Vice President                        Crouch & Hallett, L.L.P.
      Brinker International, Inc.                     717 N. Harwood Street
      6820 LBJ Freeway                                Suite 1400
      Dallas, Texas  75240                            Dallas, Texas 75201
      (214) 980-9917                                  (214) 953-0053

        (Names, addresses and telephone numbers, including area codes, of agents for service)



APPROXIMATE  DATE OF  PROPOSED COMMENCEMENT  OF SALES  PURSUANT TO  THE PLANS:
Sales to the optionees of securities proposed to be registered hereunder will occur from time to time after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE
                                  Proposed Maximum   Proposed Maximum
Title of Securities  Amount to be     Offering          Aggregate       Amount of
 to be Registered     Registered   Price Per Share    Offering Price  Registration Fee (1)

Common Stock,
$0.10 par value      123,742 Shs.     $ 21.57           $ 2,669,115      $ 920.38


(1)   Estimated  solely for purposes of calculating the  registration fee in accordance with Rule 457, based on the average of the high and low prices of the registrant's common stock on November 11,
      1994 as reported on the New York Stock Exchange.


Item 3.  Incorporation of Documents by Reference.

      The documents listed (i) through (iii) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

      (i) The Company's latest annual report filed pursuant to Section 13 or 15(d) of the 1934 Act or the latest prospectus filed pursuant to Rule 424(b) or (c) under the Securities Act of 1933 (the "1933 Act"), which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

      (ii) All other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (i) above.

      (iii) The description of the Company's Common Stock which is contained in a registration statement on Form 8-A filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Officers and Directors.

      Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

      Article Ninth of the registrant's Certificate of Incorporation provides that no director shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty, provided that the liability of a director is not limited (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which such director derived an improper personal benefit.

      Article VI, Section 2 of the registrant's bylaws provides, in general, that the registrant shall indemnify its directors and officers under the circumstances defined in Section 145. The Company has obtained an insurance policy insuring the directors and officers of the Company against certain liabilities, if any, that arise in connection with the performance of their duties on behalf of the Company and its subsidiaries.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      4(a) Amended and Restated On The Border Cafes, Inc. Stock Option Plan (filed herewith).

      4(b) Forms of Incentive Stock Option Agreement and Nonqualified Stock Option Agreement under the Amended and Restated On The Border Cafes, Inc. Stock Option Plan (filed herewith).

      5     Opinion of Crouch & Hallett, L.L.P. (filed herewith).

    23(a)   Consent of KPMG Peat Marwick, L.L.P. (filed herewith)

    23(b)   Consent  of  Crouch   &  Hallett,  L.L.P.  (included  as  part  of
            Exhibit 5).

Item 9.  Undertakings.

      (1)   The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securitiesat thattime shallbe deemedto bethe initialbona fideoffering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the certificate of incorporation or bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 16th day of November, 1994.

                                    BRINKER INTERNATIONAL, INC.



                                    By: Debra L. Smithart
                                       Debra L. Smithart, Executive Vice
                                       President and Chief Financial
                                       Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on November 16, 1994.


         Name                                            Title



 Norman E. Brinker                  Chairman of the Board, Chief
Norman E. Brinker                   Executive Officer and Director
                                    (Principal Executive Officer)


 Debra L. Smithart                  Executive Vice President - Chief
Debra L. Smithart                   Financial Officer and Director
                                    (Principal Financial and Accounting
                                    Officer)

 Ronald A. McDougall                Director
Ronald A. McDougall



 Creed L. Ford, III                 Director
Creed L. Ford, III



 F. Lane Cardwell, Jr.              Director
F. Lane Cardwell, Jr.



 Roger F. Thomson                   Director
Roger F. Thomson


                                    Director
Jack W. Evans, Sr.



                                    Director
Rae F. Evans



 J.M. Haggar, Jr.                   Director
J.M. Haggar, Jr.



 Ray L. Hunt                        Director
Ray L. Hunt



                                    Director
J. Ira Harris



                                    Director
Frederick S. Humphries



                                    Director
James E. Oesterreicher



                                    Director
William F. Regas



                                    Director
Roger T. Staubach

                                 EXHIBIT 4(a)

                             AMENDED AND RESTATED
                           ON THE BORDER CAFES, INC.
                               STOCK OPTION PLAN


                                 INTRODUCTION

      On May 18, 1994, the  Shareholders of On The Border Cafes,  Inc. adopted the following Amended and Restated Stock Option Plan:

      1.    PURPOSE.  The purpose of the  Plan is to provide key employees and consultants with a proprietary interest in the Company through the granting of options which will

      (a) increase the interest of the key employees and consultants in the Company's welfare;

      (b) furnish an incentive to the key employees and consultants to continue their services for the Company; and

      (c) provide a means through which the Company may attract able persons to enter its employ and serve as consultants to it.

      2.    ADMINISTRATION.  The Plan will be administered by the Committee.

      3.    PARTICIPANTS.   The Committee shall, from time to time, select the

particular key employees and  consultants of the Company and  its Subsidiaries to whom  options are  to be  granted, and  who will,  upon such grant,  become participants in the Plan.  For purposes of the Plan, "key employees" are those officers and  employees whose performance and  responsibilities are determined

by the  Committee  to be  influential  to the  success  of  the Company.    An

Incentive Option may not be granted to a consultant who is not an  employee of the Company or its Subsidiaries.

      4.    STOCK OWNERSHIP LIMITATION.  No Incentive Option may be granted to an employee who owns more than 10% of the voting power of all classes of stock of the Company or its Parent or  Subsidiaries.  This limitation will not apply if the option price is at least 110% of the fair market value of the stock  at the  time the  Incentive Option  is granted  and the  Incentive Option  is not exercisable more than five years from the date it is granted.

      5.    SHARES SUBJECT TO PLAN.  The Committee may not grant options under the Plan for more than 550,000 shares of Common Stock of the Company, but this number may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend,  stock split, share combination, recapitalization or the like,

of or by the  Company.  Shares to be  optioned and sold may be  made available from either authorized but unissued  Common Stock or Common Stock held  by the

Company in its treasury.  Shares that by reason of the expiration of an option or  otherwise are no longer subject to  purchase pursuant to an option granted under the Plan may be reoffered under the Plan.

      6.    LIMITATION OF AMOUNT.  The aggregate fair market value (determined at the time  of grant) of  the shares of  Common Stock  which any employee  is first eligible  to  purchase in  any calendar  year by  exercise of  Incentive

Options granted  under this Plan and  all incentive stock option  plans of the

Company or its  Parent or Subsidiaries  shall not exceed  $100,000.  For  this purpose, the  fair market value (determined at the respective date of grant of each option) of  the stock purchasable by exercise of  an Incentive Option (or

an  installment  thereof)  shall  be  counted  against  the  $100,000   annual

limitation for  an employee only  for the  calendar year such  stock is  first purchasable under the terms of the option.

      7.    ALLOTMENT  OF SHARES.  The Committee shall determine the number of shares of Common Stock  to be offered from time to time by grant of options to key employees and  consultants of the Company or its  Subsidiaries.  The grant of  an option to  a key employee or  consultant shall not  be deemed either to entitle the key employee or  consultant to, or to disqualify the  key employee or consultant  from, participation  in any other  grant of  options under  the

Plan.

      8.    GRANT  OF OPTIONS.  The Committee is authorized to grant Incentive

Options  and Nonqualified Options under the Plan.   The grant of options shall

be evidenced by stock  option agreements containing such terms  and provisions as are  approved  by  the  Committee, but  not  inconsistent  with  the  Plan,

including  provisions that may be necessary to  assure that any option that is intended to  be  an Incentive  Option  will comply  with  Section 422  of  the

Internal Revenue Code.  The Company shall execute the stock  option agreements upon instructions from the Committee.

      A stock option agreement may provide that  the option holder may request approval from  the Committee  to exercise  an option or  a portion  thereof by tendering shares  of Common Stock  at the fair market  value per share  on the date of exercise in lieu of cash payment of the exercise price.

      9.    OPTION PRICE.  The option price of each Incentive Option shall not be less than 100%  of the fair market value  per share of the Common  Stock on the date the option is granted.  The  option price of each Nonqualified Option

shall be determined by the Committee.   The Committee shall determine the fair

market value of the Common Stock on the date of grant, and shall set forth the determination in its minutes, using any reasonable valuation method.

      10.   OPTION PERIOD.   The  Option Period  will begin  on  the date  the

option is granted, which will be the date the Committee  authorizes the option unless  the Committee specifies  a later date.  No option may  terminate later

than  ten years  from the  date the  option is  granted.    The  Committee may

provide for  the  exercise of  options in  installments and  upon such  terms,

conditions  and restrictions as it  may determine.   The Committee may provide

for  termination of  the option in  the case  of termination  of employment or service as a consultant, or any other reason.

      11.   RIGHTS  IN  EVENT  OF  DEATH.   If  a  participant  dies  prior to

termination  of  his  right to  exercise  an  option  in accordance  with  the provisions  of his stock option agreement without having totally exercised the option, the  option may be exercised, to the extent of the shares with respect to which  the option could have been exercised by  the participant on the date of the participant's death, by  the participant's estate or by the  person who acquired the  right to  exercise the  option by bequest  or inheritance  or by reason of the death of the participant, provided the option is exercised prior to the date of its expiration  or one year from the date of  the participant's death, whichever first occurs.

      12.   PAYMENT.   Full payment  for shares  purchased upon exercising  an

option shall be  made in  cash or by  check or by  tendering shares of  Common

Stock at the  fair market value per share at the  time of exercise, or on such

other terms  as are set forth in  the applicable option agreement.   No shares

may be issued until full payment of the purchase price therefor has been made,

and a  participant will have none of the  rights of a stockholder until shares are issued to him.

      13.   EXERCISE  OF  OPTION.   Options  granted  under  the  Plan may  be

exercised  during  the Option  Period,  at  such times,  in  such amounts,  in accordance  with such terms and subject to  such restrictions as are set forth

in the  applicable stock  option agreements.   In  no event may  an option  be

exercised or shares  by issued pursuant to an option  if any requisite action,

approval  or  consent  of  any  governmental  authority  of  any  kind  having jurisdiction over  the  exercise  of options  shall  not have  been  taken  or secured.

      14.   CAPITAL ADJUSTMENTS AND REORGANIZATIONS.  The number of shares  of

Common Stock covered by each outstanding option granted under the Plan and the option  price  may  be  adjusted to  reflect,  as  deemed  appropriate  by the

Committee, any  stock dividend,  stock split,  share combination, exchange  of shares, recapitalization, merger,  consolidation, separation,  reorganization,

liquidation or the like, of or by the Company.

      15.   NON-ASSIGNABILITY.  Options may  not be transferred other  than by

will  or by  the laws  of descent  and distribution.   During  a participant's

lifetime,  options  granted to  a  participant may  be  exercised only  by the participant.

      16.   INTERPRETATION.  The Committee shall  interpret the Plan and shall prescribe such rules  and regulations in connection with  the operation of the

Plan as it determines to be advisable for the administration of the Plan.  The

Committee may rescind and amend its rules and regulations.

      17.   AMENDMENT  OR   DISCONTINUANCE.    The  Plan  may  be  amended  or

discontinued by  the Board  without the  approval of  the stockholders  of the

Company,  except that  any amendment  that would  (a) materially  increase the benefits  accruing to participants under the Plan, (b) materially increase the number  of securities  that may be  issued under  the Plan,  or (c) materially modify the  requirements of eligibility for participation  in the Plan must be approved by the stockholders of the Company.

      18.   EFFECT  OF PLAN.  Neither the adoption  of the Plan nor any action of the Board or the Committee shall be deemed to give any officer, employee or consultant any right  to be granted an option to purchase  Common Stock of the

Company or  any other rights  except as may  be evidenced by the  stock option agreement,  or any  amendment thereto,  duly authorized  by the  Committee and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein.

      19.   TERM.  Unless sooner terminated by action of  the Board, this Plan will terminate on March 11,  2002.  The Committee may not  grant options under the Plan after that date,  but options granted before that date  will continue to be effective in accordance with their terms.

      20.   DEFINITIONS.  For  the purpose  of this Plan,  unless the  context requires otherwise, the following terms shall have the meanings indicated:

      (a)   "Plan" means this Stock Option Plan as amended from time to time.

      (b)   "Committee" means the Stock  Option Committee of the Board  or, in the absence of a Stock Option Committee, shall mean the entire Board.

      (c)   "Board" means the board of directors of the Company.

      (d)   "Common  Stock"  means the  Common  Stock  which  the  Company  is currently authorized to issue  or may in the future by authorized to issue (as long as  the common stock  varies from that  currently authorized, if  at all,

only in amount of par value).

      (e)   "Subsidiary"  means  any  corporation  in  an  unbroken  chain  of corporations beginning with the Company if, at the time of the granting of the option,  each of  the  corporations other  than the  last  corporation in  the unbroken chain  owns stock possessing 50% or more of the total combined voting power of  all classes of stock in one of  the other corporations in the chain,

and "Subsidiaries" means more than one of any such corporations.

      (f)   "Parent"   means  any   corporation  in   an  unbroken   chain  of

corporations  ending with  the Company  if,  at the  time of  granting of  the option, each of the corporations other than the  Company owns stock possessing

50% or more of  the total combined voting power of all classes of stock in one of the other corporations in the chain.

      (g)   "Option Period" means  the period  during which an  option may  be exercised.

      (h)   "Incentive Option"  means an option  granted under the  Plan which meets the requirements of Section 422 of the Internal Revenue Code.

      (i) "Nonqualified Option" means  an option granted under the  Plan which is not intended to be an Incentive Option.

                                 EXHIBIT 4(b)

                           ON THE BORDER CAFES, INC.
                       INCENTIVE STOCK OPTION AGREEMENT

      1.    Grant of Option.  Pursuant to  the On the Border Cafes, Inc. Stock

Option Plan (the "Plan") for key employees  of On the Border Cafes, Inc.  (the

"Company") and its subsidiaries, the Company grants to


                             (the "Option Holder")

an incentive option to purchase  from  the   Company  a  total of

shares of  Common Stock, $.02 par value, of the Company at $         per share

(being  at least the fair  market value per  share of the Common  Stock on the date of this grant), in the amounts, during the periods and upon the terms and conditions set forth in this Agreement.

      2.    Time of Exercise.  Except only as specifically provided  elsewhere in  this Agreement,  this option  is exercisable  in the  following cumulative installments:

      First  installment.  Up to          of the  total optioned shares at any
      time after one year from the date of grant.

      Second installment.  Up to an additional          of  the total optioned
      shares at any time after two years from the date of grant.

      Third  installment.  Up to  an additional          of the total optioned
      shares at any time after three years from the date of grant.

      Fourth installment.  Up  to an additional         of  the total optioned
      shares at any time after four years from the date of grant.

If an  installment covers a fractional share, such installment will be rounded off to the next highest share, except the final installment, which will be for the balance of the total optioned shares.  In the event of the Option Holder's termination of employment for  whatever cause, the option will  be exercisable only to the extent that the Option Holder could have exercised it on  the date of his termination of employment.

      3.    Exercise of Option.  The exercise of this option shall entitle the

Option Holder to purchase shares of Common Stock of the Company.  If requested by  the  Option Holder  and approved  by the  Company,  the Option  Holder may exercise  this option  or  any portion  hereof by  tendering shares  of Common

Stock, in lieu of cash payment for the option shares being purchased, with the number of shares tendered to be determined by the  fair market value per share of the Common Stock on the date of exercise, as determined by the Company.

      4.    Subject to Plan.  This option  and the grant and exercise  thereof are  subject to the  terms and conditions  of the Plan,  which is incorporated herein by reference  and made a part hereof,  but the terms of the  Plan shall

not be considered  an enlargement of  any benefits under  this Agreement.   In

addition,  this option  is subject  to any  rules and  regulations promulgated pursuant to the Plan, now or hereafter in effect.

      5.    Term.  This option will terminate at the first of the following:

      (a)   5 p.m. on         , 19  .

      (b) 5 p.m. on the date one year following the date of the Option Holder's death.

      (c) 5 p.m. on the date the Option Holder's employment with the Company and its subsidiaries terminates for reasons of dishonesty, whether in the course of his employment or otherwise, or for assisting a competitor without permission, or for interfering with the Company's relationship with a customer, or for any similar action (hereinafter collectively referred to as "disloyalty").

      (d) 5 p.m. on the date 30 days following the date the Option Holder's employment with the Company and its subsidiaries terminates for a reason other than death or disloyalty.

      6.    Who May Exercise.  During the lifetime of  the Option Holder, this option may be  exercised only by the Option Holder.  If the Option Holder dies prior to the  termination date  specified in Section 5  hereof without  having exercised the option as to all of the shares covered hereby, the option may be exercised to the extent the  Option Holder could have exercised the  option on the date of his death at any time prior to the earlier of the  dates specified in 5(a) and (b) hereof by the Option Holder's  estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of  the Option Holder, subject to the other terms of this Agreement, the

Plan and applicable laws, rules and regulations.

      7.    Restrictions on Exercise.  This option:

      (a) may be exercised only with respect to full shares and no fractional share of stock shall be issued;

      (b) may not be exercised in whole or in part and no cash or certificates representing shares subject to such option shall be delivered, if any requisite approval or consent of any government authority of any kind having jurisdiction over the exercise of options shall not have been secured; and

      (c) may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date 30 days prior to the date of exercise the Option Holder was an employee of either the Company or a subsidiary of the Company; provided, if the Option Holder's continuous employment is terminated by (i) disloyalty, the option will terminate as provided in Section 5(c) or (ii) death, the option may be exercised in accordance with Section 6.

      8.    Manner of Exercise.  Subject to such administrative regulations as the Board  of Directors of  Company may  from time to  time adopt,  the Option

Holder or beneficiary shall, in order to exercise this option

      (a) give written notice to the Company of the exercise price and the number of shares which he will purchase and furnish an undertaking to make payment of such exercise price in United States dollars before issuance of such shares; or

      (b) give written notice to the Company of the exercise price and the number of shares for which he is requesting approval from the Company to tender other shares of Common Stock in exchange for option shares.

      Any  notice  shall include  an undertaking  to  furnish or  execute such documents  as  the  Company in  its  discretion  shall  deem necessary  (i) to evidence  such exercise, in whole or in  part, of the option evidenced by this

Agreement, (ii) to determine  whether registration is then  required under the

Securities  Act of  1933, or any  other law,  as then in  effect, and (iii) to comply with or satisfy the requirements of the  Securities Act of 1933, or any other law, as then in effect.

      In  addition, if an exercise under paragraph (b) above is requested, the notice  shall include  an undertaking  to tender  to the  Company (i) promptly after receipt  of denial  by the  Company of  the paragraph (b)  request, full payment in United  States dollars of the option exercise  price for the shares being  purchased hereunder or (ii) promptly  after receipt of  approval by the

Company of  exercise of this  option or  portion hereof by  payment of  Common

Stock, full payment in Common Stock in exchange for the shares being purchased hereunder.

      The  Company shall advise the  Option Holder or  beneficiary in writing,

within  ten  business  days  after  the  first  Board  of  Directors  (or  the administering  committee  thereof,  if any,)  meeting  following  the date  of exercise, whether the Company approves the exchange of Common Stock for option stock being purchased.  The Company must receive full payment in United States dollars  or  the  appropriate number  of  shares  of  Common Stock,  whichever applies, of the option exercise price within five business days after the date of the Company's notice, unless the Company extends the time of payment.

      9.    Non-Assignability.  This option  is not assignable or transferable by  the  Option  Holder  except  by  will  or  by  the  laws  of  descent  and distribution.

      10.   Rights of Shareholder.  The Option Holder will have no rights as a shareholder  with respect  to  any shares  covered  by this  option  until the

issuance  of a  certificate or  certificates   to  the Option  Holder for  the

shares.   Except as  otherwise provided in  Section 11  hereof, no  adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

      11.   Capital Adjustments.  The number of shares of Common Stock covered by this  option,  and the  option  price thereof,  shall  be subject  to  such adjustment  as the  Board  of Directors  of the  Company deems  appropriate to reflect  any  stock  dividend, stock  split,  share  combination, exchange  of shares, recapitalization, merger,  consolidation, separation,  reorganization,

liquidation or the like, of or by the Company.

      12.   Acceleration  of  Exercise  Upon   Change  in  Control.  Upon  the

dissolution or liquidation of the Company, a  merger or consolidation in which the  Company is  not the  surviving corporation  (other than  a merger  into a subsidiary or parent of the Company, or  a merger the primary purpose of which is reincorporation), a sale or  conveyance of all or substantially all  of its assets,  or a transaction or  series of related  transactions in which another corporation  becomes the  owner of fifty  percent (50%)  or more  of the total combined  voting power  of all  classes of  stock of  the Company,  the Option

Holder shall have the right to  exercise this option, in whole or in  part, at any time  prior to the termination of this option without regard to the extent that he would have been entitled to do so under Section 2 hereof.

      13.   Law Governing.   This Agreement is intended to be performed in the

State  of Texas  and shall be  construed and  enforced in  accordance with and governed by the laws of such State.

      14.   Date of Grant.  The date   of  grant  of this  option is      ,
19  .

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and  the Option Holder, to evidence his consent and approval of all  the terms hereof, has duly executed this Agreement, as of the date specified in Section 14 hereof.

                                          ON THE BORDER CAFES, INC.


                                          By


                                                          , Option Holder

                           ON THE BORDER CAFES, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT

      1.    Grant of Option.  Pursuant to  the On the Border Cafes, Inc. Stock

Option Plan (the "Plan") for  key employees of On the Border  Cafes, Inc. (the

"Company") and its subsidiaries, the Company grants to


                             (the "Option Holder")

a nonqualified option to  purchase  from  the  Company a  total of

shares  of Common Stock, $.02 par value, of the Company at  $        per share

(being at least  the fair market value  per share of  the Common Stock on  the date of this grant), in the amounts, during the periods and upon the terms and

conditions  set forth  in this  Agreement.   This  option is  not intended  to

constitute an incentive option within the meaning of I.R.C. Section 422.

      2.    Time of Exercise.  Except only as  specifically provided elsewhere in  this Agreement,  this option  is exercisable  in the  following cumulative installments:

      First installment.  Up to           of the total optioned shares at  any
      time after one year from the date of grant.

      Second installment. Up to  an additional          of  the total optioned
      shares at any time after two years from the date of grant.

      Third installment.  Up to  an additional          of the  total optioned
      shares at any time after three years from the date of grant.

      Fourth  installment.  Up to an additional          of the total optioned
      shares at any time after four years from the date of grant.

If an installment covers a fractional share, such installment will be  rounded off to the next highest share, except the final installment, which will be for the balance of the total optioned shares.  In the event of the Option Holder's termination of employment for  whatever cause, the option will  be exercisable only to the extent that the Option Holder could have exercised it on  the date of his termination of employment.

      3.    Exercise of Option.  The exercise of this option shall entitle the

Option Holder to purchase shares of Common Stock of the Company.  If requested by  the  Option Holder  and approved  by the  Company,  the Option  Holder may exercise  this option  or  any portion  hereof by  tendering shares  of Common

Stock, in lieu of cash payment for the option shares being purchased, with the number of shares tendered to be determined by the  fair market value per share of the Common Stock on the date of exercise, as determined by the Company.

      4.    Subject to Plan.  This option  and the grant and exercise  thereof are  subject to the  terms and conditions  of the Plan,  which is incorporated herein by reference  and made a part hereof,  but the terms of the  Plan shall

not be considered  an enlargement of  any benefits under  this Agreement.   In

addition,   this option  is subject to  any rules  and regulations promulgated pursuant to the Plan, now or hereafter in effect.

      5.    Term.  This option will terminate at the first of the following:

      (a)   5 p.m. on         , 19  .

      (b) 5 p.m. on the date one year following the date of the Option Holder's death.

      (c) 5 p.m. on the date the Option Holder's employment with the Company and its subsidiaries terminates for reasons of dishonesty, whether in the course of his employment or otherwise, or for assisting a competitor without permission, or for interfering with the Company's relationship with a customer, or for any similar action (hereinafter collectively referred to as "disloyalty").

      (d) 5 p.m. on the date 30 days following the date the Option Holder's employment with the Company and its subsidiaries terminates for a reason other than death or disloyalty.

      6.    Who May Exercise.  During the lifetime of  the Option Holder, this option may be  exercised only by the Option Holder.  If the Option Holder dies prior to  the termination date  specified in  Section 5 hereof  without having exercised the option as to all of the shares covered hereby, the option may be exercised to the extent the  Option Holder could have exercised the  option on the date of his death at any time prior to the earlier of the  dates specified in 5(a) and (b) hereof by the Option Holder's  estate or a person who acquired

the right to  exercise the option by bequest  or inheritance or by reason   of

the death  of the Option Holder, subject to the other terms of this Agreement,

the Plan and applicable laws, rules and regulations.

      7.    Restrictions on Exercise.  This option:

      (a) may be exercised only with respect to full shares and no fractional share of stock shall be issued;

      (b) may not be exercised in whole or in part and no cash or certificates representing shares subject to such option shall be delivered, if any requisite approval or consent of any government authority of any kind having jurisdiction over the exercise of options shall not have been secured; and

      (c) may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date 30 days prior to the date of exercise the Option Holder was an employee of either the Company or a subsidiary of the Company; provided, if the Option Holder's continuous employment is terminated by (i) disloyalty, the option will terminate as provided in Section 5(c) or (ii) death, the option may be exercised in accordance with Section 6.

      8.    Manner of Exercise.  Subject to such administrative regulations as the Board  of Directors of  Company may  from time to  time adopt,  the Option

Holder or beneficiary shall, in order to exercise this option

      (a) give written notice to the Company of the exercise price and the number of shares which he will purchase and furnish an undertaking to make payment of such exercise price in United States dollars before issuance of such shares; or

      (b) give written notice to the Company of the exercise price and the number of shares for which he is requesting approval from the Company to tender other shares of Common Stock in exchange for option shares.

      Any  notice  shall include  an undertaking  to  furnish or  execute such documents  as  the  Company in  its  discretion  shall  deem necessary  (i) to evidence  such exercise, in whole or in  part, of the option evidenced by this

Agreement, (ii) to determine  whether registration is then  required under the

Securities  Act of  1933, or any  other law,  as then in  effect, and (iii) to comply with or satisfy the requirements of the  Securities Act of 1933, or any other law, as then in effect.

      In  addition, if an exercise under paragraph (b) above is requested, the notice  shall include  an undertaking  to tender  to the  Company (i) promptly after receipt  of denial  by the  Company of  the paragraph (b)  request, full payment in United  States dollars of the option exercise  price for the shares being  purchased hereunder or (ii) promptly  after receipt of  approval by the

Company of  exercise of this  option or  portion hereof by  payment of  Common

Stock, full payment in Common Stock in exchange for the shares being purchased hereunder.  In addition, the Option Holder shall tender payment  of the amount as  may be requested pursuant to Section 15  by the Company for the purpose of satisfying its liability to  withhold federal, state or local  income on other taxes incurred by reason of the exercise of this option.

      The  Company shall advise the  Option Holder or  beneficiary in writing,

within  ten  business  days  after  the  first  Board  of  Directors  (or  the

administering  committee  thereof, if  any,)   meeting  following the  date of

exercise, whether the Company approves the exchange of Common Stock for option stock being purchased.  The Company must receive full payment in United States dollars  or  the  appropriate number  of  shares  of  Common Stock,  whichever applies, of the option exercise price within five business days after the date of the Company's notice, unless the Company extends the time of payment.

      9.    Non-Assignability.  This option  is not assignable or transferable by  the  Option  Holder  except  by  will  or  by  the  laws  of  descent  and distribution.

      10.   Rights of Shareholder.  The Option Holder will have no rights as a shareholder  with  respect to  any shares  covered  by this  option  until the issuance of a certificate or certificates to the Option Holder for the shares.

Except as otherwise provided in Section 11 hereof, no adjustment shall be made for  dividends or  other rights  for which  the record  date is  prior  to the issuance of such certificate or certificates.

      11.   Capital Adjustments.  The number of shares of Common Stock covered by this  option,  and the  option  price thereof,  shall  be subject  to  such adjustment as  the Board  of  Directors of  the Company  deems appropriate  to reflect  any stock  dividend,  stock  split,  share combination,  exchange  of shares, recapitalization, merger,  consolidation, separation,  reorganization,

liquidation or the like, of or by the Company.

      12.   Acceleration  of  Exercise  Upon   Change  in  Control.  Upon  the

dissolution or liquidation of the Company, a merger  or consolidation in which the  Company is  not the  surviving corporation  (other than  a merger  into a subsidiary or parent of the Company, or a merger the primary  purpose of which is reincorporation), a sale or  conveyance of all or substantially all  of its assets, or  a transaction or series  of related transactions  in which another corporation  becomes the  owner of fifty  percent (50%)  or more  of the total combined  voting power  of all  classes of  stock of  the Company,  the Option

Holder shall  have the right to exercise this option,  in whole or in part, at any time prior to the termination of  this option without regard to the extent that he would have been entitled to do so under Section 2 hereof.

      13.   Law Governing.  This  Agreement is intended to be performed in the

State  of Texas  and shall be  construed and  enforced in  accordance with and governed by the laws of such State.

      14.   Date of Grant.  The date  of  grant  of  this option is        ,
19  .

      15.   Withholding.   It shall  be a condition  to the  obligation of the

Company to issue or transfer shares of stock upon exercise of this option that the Option Holder pay to the Company,  upon its demand, such amount as may  be requested  by the  Company  for the  purpose  of satisfying  its liability  to withhold  federal, state or local income or  other taxes incurred by reason of the exercise of this option.  If the amount requested is not paid, the Company may refuse to issue or transfer shares of stock upon exercise of this option.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its  duly authorized officer and the Option Holder, to evidence his consent and approval of all the terms hereof, has duly executed  this Agreement, as of the date specified in Section 14 hereof.


                                          ON THE BORDER CAFES, INC.



                                          By

                                                     , Option Holder


                                   EXHIBIT 5

                      OPINION OF CROUCH & HALLETT, L.L.P.
(214) 953-0053
                               November 16, 1994


Brinker International, Inc.
6820 LBJ Freeway
Dallas, Texas 75240

Gentlemen:

      We have served as counsel for Brinker International, Inc. a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 covering the sale of a maximum of 123,742 shares (the "Shares") of Common Stock, $.10 par value. The Shares are to be issued upon the exercise of options granted under the stock option plan of a subsidiary of the Company as described in the Registration Statement.

      We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed below. Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered, are duly and validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours,



                                          Crouch & Hallett, L.L.P.

                                 EXHIBIT 23(a)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Brinker International, Inc.

We consent to the use of our reports dated July 29, 1994, relating to the consolidated balance sheets of Brinker International, Inc. and subsidiaries as of June 29, 1994 and June 30, 1993, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended June 29, 1994, and all related schedules incorporated by referenced in the Registration Statement on Form S-8 of Brinker International, Inc. for the Amended and Restated On The Border Cafes, Inc. Stock Option Plan.





                                          KPMG Peat Marwick, L.L.P.

Dallas, Texas
November 16, 1994

                                 EXHIBIT 23(b)

                      CONSENT OF CROUCH & HALLETT, L.L.P.

                       [INCLUDED AS PART OF EXHIBIT 5]